                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]       Filed by a Party other than the Registrant [ ]
________________________________________________________________________________

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

                                MAINSPRING, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:
________________________________________________________________________________

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                                                       Filed by Mainspring, Inc.
                                                         Pursuant to Rule 14a-12
                                          of the Securities Exchange Act of 1934

                                              Subject Company:  Mainspring, Inc.
                                                 Commission File No.:  000-31119

MAINSPRING/IBM CONFERENCE CALL

LUCY MORRISON:

Good evening everyone. Today at 4:40 IBM and Mainspring issued a joint press release across businesswire announcing IBM's agreement to acquire Mainspring. You can also find the press release on our web page at www.Mainspring.com as well as on Yahoo and other financial sites.

Today's call will feature John Connolly, Mainspring's President and Chief Executive Officer, Mark Verdi, Mainspring's Chief Financial Officer and Senior Vice President, Finance and Operations; as well as Tom Hawk, Americas leader for Business Innovation Services, the consulting arm of IBM Global Services. But before going any further, we have to remind all of you that our remarks during this conference call today will contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, including without limitation the risk that the merger may not be consummated in a timely manner, if at all, risks relating to the retention of employees and other risks detailed in our filings with the SEC.

I will now turn the call over to John Connolly, Mainspring's President and Chief Executive Officer.

JOHN CONNOLLY:

Thank you, Lucy, and thank you all for joining us this afternoon and I'm delighted to be joined by Tom Hawk on this call. I am very pleased to announce that today IBM and Mainspring announced IBM's agreement to acquire Mainspring in a cash transaction valued at approximately $83 million.

I will detail for you the terms of this acquisition, outline the synergies between the two companies and respond to any questions you might have. We intend to be somewhat brief tonight since full details of the deal will be included in the proxy statement that we expect to file in May.

With that in mind, the terms of the transaction are as follows:

IBM will pay $4 per share in cash for all outstanding Mainspring common stock in a merger transaction valued at approximately $83 million. This price represents a premium of approximately 80% over where our stock has been over the past several weeks. Given the recent volatility in the equity markets and in our sector in particular, we view this as a tremendous value for our shareholders, as I will discuss in more detail shortly.

The closing for this transaction is anticipated to occur by mid-June 2001, upon governmental and shareholder approvals.

As I noted a moment ago, we think that this acquisition is terrific for our shareholders. As you all know, the current environment in professional services has dramatically shifted over the last six months. The nature of the work demanded by the Global 2000 has shifted from simple online businesses and stand-alone initiatives to extremely complex, enterprise-wide global solutions such as e-enabling online and offline organizations seamlessly around the world and multi-channel strategy. Further, the overarching macroeconomic climate has caused clients to become much more selective in with whom and how they spend their consulting dollars. Recognizing these shifts in both client need and the macro trends in the economy as a whole, we focused on identifying the appropriate operating model to maximize shareholder value in this market. We considered a host of strategies ranging from augmenting our existing capabilities organically to partnering to being acquired. Ultimately, we believe that the opportunity proposed by IBM was in the best interest of our shareholders due to the shifting needs of our Global 2000 client base.

Since our founding in 1996, we have been approached by many companies--so we have always been highly attuned to the value of this organization. This enabled us to bring great perspective to evaluating the transaction proposed by IBM. We have always had three interrelated criteria in mind: first and foremost, realizing value for our shareholders; second, we have looked for a shared vision of long-term strategy, and third, the professional opportunity for our people. Clearly, in any transaction involving a services business like ours made up of scarce strategy talents from around the world, those criteria are tightly interrelated.

With the IBM transaction we believe we have achieved all three:

We're realizing value for our shareholders in a tough demand and capital market environment with a deal that delivers a cash valuation of $83 million. And for our people, we are providing terrific global opportunities because frankly, that's what they signed up for in joining Mainspring.

Let me close by saying that IBM and Mainspring could have each teamed with a variety of potential partners around the world. We are extremely proud to have made it through IBM's screening process, which I can personally attest is extremely thorough. Basically, during a time when the prognosis for many of our consulting peers is grim, we see this as a huge win, for all of our corporate constituencies, and our shareholders above all.

I will now turn the call over to Tom for some comments and then we'll open the call to Q&A:

TOM HAWK:

I would just like to add that we are extremely excited about this deal as well-- which we view as a very key long-term strategic move for IBM.

Mainspring is truly differentiated in the digital strategy sector, and the company's unique approach fusing business strategy, technology architecture and customer experience expertise nicely enhances our current capabilities in these areas.

This deal expands our business advisory capabilities as we continue to build on our leadership position in addressing the market demands for integrated and global e-business consulting and implementation. We look forward in coming months to working more closely with the Mainspring team on the integration between these two organizations.

JOHN:

Thank you Tom.  I will now ask the operator to open the call to Q&A.......

                                                       Filed by Mainspring, Inc.
                                                         Pursuant to Rule 14a-12
                                          of the Securities Exchange Act of 1934

                                              Subject Company:  Mainspring, Inc.
                                                 Commission File No.:  000-31119

We have exciting news to share with you about the future of Mainspring and our strategy consulting services. In a public statement today, IBM has announced its intent to acquire Mainspring.

Click the following link to read the press release:
http://www.mainspring.com/pr/release/view/0,1978,99,00.html.  What does this
-----------------------------------------------------------
mean for you? Simply put, it means that we can now provide you with unparalleled capabilities to help you identify, design and execute digital business strategies.

This agreement with IBM will enable us to meet the expanding business and technology needs of our customers. Many of our customers are focused on creating shareholder value in their core businesses through increased efficiencies in both customer-facing and operational processes. Also, customers with technology-intensive strategies are requiring closer ties to implementation capabilities.

Specifically, the combination of Mainspring and IBM will provide you with:

--  A consulting partner with world class staying power

--  Access to global capabilities, resources, and infrastructure

--  Increased breadth and depth of industry and technology expertise

--  Seamless access to implementation services if necessary

More than ever, we believe that Mainspring is the right choice for a strategic partner.

You will have access to the insight, objectivity and capabilities of Mainspring strategy consultants - consultants that you rely on for their ability to provide strategies designed to make your businesses more profitable, your operations more competitive, and your partners and customers better serviced.

Mainspring will continue to offer business strategy, technology architecture and customer experience in your industry. In fact, our relationship with IBM will enable us to expand our portfolio of offerings. IBM will add capabilities such as process engineering, organizational change management, and systems development and integration. You will have access to the intellectual capital that supports your strategic decision-making. Our Mainspring Direct and Executive Council services will continue to provide customers with instant access to peer-to-peer forums and one-on-one consultations to enhance and accelerate your digital business strategies.

And most importantly, you have our commitment that each project will exceed your expectations.

I will make myself and our management team available to answer questions that you may have about our new agreement with IBM. Also, in the near future, a member of your Mainspring team will contact you regarding this exciting development.

All the best,

John Connolly

In connection with the merger, Mainspring will be filing a proxy statement with the Securities and Exchange Commission. STOCKHOLDERS OF MAINSPRING ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT MAINSPRING, THE MERGER AND RELATED MATTERS. Investors and security holders can obtain free copies of the proxy statement when it becomes available by contacting Investor Relations, Mainspring, Inc., One Main Street, Cambridge, MA 02142 (Telephone: (617) 588-2300). Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed by Mainspring and IBM with the Securities and Exchange Commission in connection with the merger at the SEC's web site at www.sec.gov.

In addition to the proxy statement, IBM and Mainspring file annual, quarterly, and special reports, proxy statements and other information with the SEC, which are available at the SEC's web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by IBM and Mainspring at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

Mainspring, IBM and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Mainspring's stockholders to approve the proposed merger. Such individuals may have interests in the merger, including as a result of holding options or shares of Mainspring stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by Mainspring with the SEC.

This report may contain projections or other forward-looking statements regarding future events or the future financial performance of IBM and Mainspring. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including without limitation, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in the current filings with the SEC of both IBM and Mainspring, including their most recent filings on Forms 10-K, for a discussion of these and other important risk factors concerning and their respective operations.